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                                                                     Exhibit 3.2



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                         ACCESS FINANCIAL LENDING CORP.
                        (FORMERLY ACCESS FINANCIAL CORP.)
                                     BY-LAWS

                   (As Amended and Restated on August 11, 1994
                     and Further Amended on January 15,1996,
                   with an effective date of January 22, 1996)


                                    ARTICLE I

                                     OFFICES

        Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

        Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Atlanta, State of Georgia, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2. Annual meetings of stockholders shall be held on the second Wednesday of January (commencing in year 1995) if not a legal holiday, and if a legal holiday, then on the next business day following, at noon (Eastern time), or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting, for the election of directors and to transact such other business as may properly be brought before the meeting.

        Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

        Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be

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specified in the notice of the meeting,  or, if not so  specified,  at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of at least three voting members of the board of directors, or at the request in writing of stockholders owning at least 30% of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

        Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question, except the election of directors (for which only a plurality vote shall be required), brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

        Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.


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        Section  11.   Unless   otherwise   provided  in  the   certificate   of
incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

        Section 1. The number of directors which shall constitute the whole board of directors shall not be less than three nor more than twelve, excluding any non-voting directors and board observers. The first board of directors shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders except as provided in Section 2 of this Article, and each director elected shall hold office until such person's successor is duly elected and qualified or until such person's earlier resignation or removal. Directors need not be stockholders.

        Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual election and until such person's successor is duly elected and qualified or until such person's earlier resignation or removal.

        Section 3. The business of the corporation shall be managed by the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

        Section 4. The board of directors may elect non-voting directors and appoint board observers, each to hold such position until such person's successor is duly elected or appointed, as applicable, and qualified or until such person's earlier resignation or removal. Each voting director shall be entitled to one vote. Non-voting directors and board observers shall not be entitled to vote and accordingly and without limitation shall not (a) count towards the existence of a quorum for purposes of Section 9 of this Article or
Section 141(b) of the Delaware General Corporation Law, (b) be included in the calculation of whether a voting majority exists for the purpose of determining an act of the board of directors under Section 9 of this Article or Section 141(b) of the Delaware General Corporation Law, and (c) be included in the determination of whether all members of the board of directors consent in writing to an action under Section 10 of this Article or Section 141(f) of the Delaware General Corporation Law.

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However,  non-voting  board members and board observers shall be entitled to all notices and information provided to voting directors, when and in the form provided, and to attend all meetings of the board of directors.

                 MEETINGS OF THE BOARD OF DIRECTORS OF DIRECTORS

        Section 5. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        Section 6. The first meeting of each newly elected board of directors shall be held immediately after the annual meeting of stockholders, at the place of such annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that such first meeting of the newly elected board of directors is not held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

        Section 7. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

        Section 8. Special meetings of the board of directors may be called by the chairman of the board or the president on two days' notice to each director, such notice to be given personally, by telephone or be overnight or hand delivery; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two voting directors.

        Section 9. At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of director, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present.

        Section 10. Unless otherwise restricted by the certificate of incorporation, or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                             COMMITTEES OF DIRECTORS

        Section 11. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee,

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to the extent  provided in the resolution of the board of directors,  shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

        Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

        Section  13.  Unless   otherwise   restricted  by  the   certificate  of
incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                     NOTICES

        Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any person, unless otherwise explicitly provided, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such person at such person's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by hand or overnight delivery, or by any reasonable equivalent thereto.

        Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed
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                                    ARTICLE V

                                    OFFICERS

        Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also elect a chairman of the board (who shall also serve as the chief executive officer of the corporation) and such additional vice-presidents, and one or more assistant vice-presidents, assistant secretaries and assistant treasurers as it may determine. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

        Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice-presidents, a secretary and a treasurer.

        Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

        Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                 CHAIRMAN OF THE BOARD; CHIEF EXECUTIVE OFFICER

        Section 5. The chairman of the board shall be the chief executive officer of the corporation. The chairman of the board shall preside at all meetings of the stockholders and directors and shall see that orders and resolutions of the board of directors are carried into effect. The chairman of the board shall have the power to execute, on behalf of the corporation, bonds, mortgages, deeds, contracts and other documents, which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by law, by the board of directors or by these by-laws to some other officer or agent of the corporation. The chairman of the board may vote all shares of stock of any other corporation standing in the name of the corporation except where the voting thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chairman of the board shall have general powers of supervision and management of the business of the corporation and shall be the final arbiter of all differences between officers of the corporation and his or her decision as to any matter affecting the corporation shall be final and binding as between the officers of the corporation, subject only to the board of directors of the corporation.

                                  THE PRESIDENT

        Section 6. The President shall, in the absence of the chairman of the board, have all the powers and perform all the duties of the chairman of the board. The President shall have such other powers and perform such other duties as from time to time may be assigned to him or her by the

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board of directors or the chairman of the board.

                THE VICE-PRESIDENTS AND ASSISTANT VICE-PRESIDENTS

        Section 7. In the absence of the president or in the event of such person's inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents and assistant vice-presidents shall perform such other duties and have such other powers as the board of directors, the chairman of the board or the president may from time to time prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY

        Section 8. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors or chairman of the board, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it; and when so affixed, it maybe attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing thereof by his signature.

        Section 9. In the absence of the secretary or in the event of such person's inability or refusal to act, the assistant secretary, (or in the event there be more than one assistant secretary, the assistant secretaries in the order designated, or in the absence of any designation, then in the order of their election) shall perform such other duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                      THE TREASURER AND ASSISTANT TREASURER

        Section 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

        Section 11. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

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        Section 12. If required by the board of directors,  the treasurer  shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

        Section 13. In the absence of the treasurer or in the event of his inability or refusal to act, the assistant treasurer, (or in the vent there shall be more than one, the assistant treasurers in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                                   ARTICLE VI

                              CERTIFICATES OF STOCK

        Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president, or a vice president, and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

        Section 2. Any of or all the signatures on a certificate representing shares of stock in the corporation may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 3. Every certificate representing shares of stock which are restricted as to transferability shall bear a legend to such effect.

                                LOST CERTIFICATES

        Section  4. The  board of  directors  may  direct a new  certificate  or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such person's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


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                               TRANSFERS OF STOCK

        Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, that transfers of stock of the corporation may be subject to restrictions set forth in one or more agreements to which the corporation is a party (each, a "Stockholder's Agreement").

        Section 6. The corporation may cause stop transfer orders to be recorded in the stock transfer books of the corporation and with any transfer agent or registrar to assure that certificates will not be transferred except in compliance with the applicable Stockholder's Agreement. The corporation (or such transfer agent or registrar) may require, in connection with any transfer purported to be made pursuant to a Stockholder's Agreement, appropriate proof that such transfer complies with the requirements thereof and hereof.

                               FIXING RECORD DATE

        Section 7. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporation action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

        Section 8. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VII

                               GENERAL PROVISIONS

        Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting in accordance with applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the certificate of incorporation.

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        Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                               WRITTEN INSTRUMENTS

        Section 3. All contracts, deeds, checks or demands for money, notes of the corporation, or other documents and instruments shall be signed by such officer or officers or such other person or persons as these by-laws may provide or as the board of directors may from time to time designate.

                                   FISCAL YEAR

        Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

        Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 INDEMNIFICATION

        Section 6. Each person (including the heirs, executors, administrators, or estate of such person) who by reason of the fact that such person is or was a voting or non-voting director, board observer or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, (an "Indemnitee"), and who was, is or is threatened to be made a defendant in any threatened, pending or completed suit, action or proceeding (a "Proceeding"), shall be indemnified by the corporation to the full extent permitted or authorized by the General Corporation Law of Delaware against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys' fees) actually and reasonably incurred by such person in defense of said suit, action or proceeding.

        The corporation shall, from time to time, advance all reasonable expenses incurred by or on behalf of an Indemnitee in connection with a Proceeding within 20 days after the receipt by the corporation of a statement from such Indemnitee requesting such advance or advances whether receipt of the request is prior to or after the final disposition of that Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by or on behalf of such Indemnitee and shall include, or be preceded by, an undertaking by such Indemnitee to repay any expenses advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified against such expenses.



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        The  corporation,  at its expense,  may, but shall not be obligated  to, maintain insurance on behalf of itself and any Indemnitee against any liability, judgment, fine, amount paid in settlement, cost and expense incurred by the corporation, or incurred by such Indemnitee whether or not the corporation would have the power to indemnify such Indemnitee against such liability under the General Corporation Law of Delaware.


                                  ARTICLE VIII

                                   AMENDMENTS

        Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors, or at any special meeting of the stockholders or of the board of directors, if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.


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